SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    ---------

                                    FORM 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 16, 2008
                                ----------------

                         First Federal Bankshares, Inc.
                         ------------------------------
             (Exact name of registrant as specified in its charter)


         Delaware                   0-25509                  42-1485449
         --------                   -------                  ----------
(State or other jurisdiction      (Commission File No.)     (I.R.S. Employer
  of incorporation)                                          Identification No.)

                    329 Pierce Street, Sioux City, Iowa 51101
                    -----------------------------------------
                    (Address of principal executive offices)

                                 (712) 277-0200
                                 --------------
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

[  ] Written communications  pursuant to Rule 425 under the securities Act (12
     C.F.R. 230.425)

[  ] Soliciting  material  pursuant to Rule 14a-2 under the  Exchange Act (17
     C.F.R. 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-(c))


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Item 2.02. Results of Operations and Financial Condition

On May 16, 2008, First Federal Bankshares, Inc. (the "Company") issued a press release regarding its results of operations and financial condition at and for the three and nine months ended March 31, 2008, and at and for the three and six months ended December 31, 2007. The text of the press release is included as
Exhibit 99.1 to this report. The information included in the press release is considered to be "furnished" under the Securities Exchange Act of 1934.

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

In a Form 8-K filed by the Company on February 25, 2008, the Company disclosed the conclusion of the Company's Audit Committee that the Company's Unaudited Consolidated Statements of Financial Condition, Unaudited Consolidated
Statements of Changes in Stockholders' Equity, and Unaudited Consolidated Statements of Comprehensive Income as of and for the three and six month periods ended December 31, 2007, should no longer be relied upon. As disclosed in that filing, the Company determined to file an amended Form 10-Q that would include a restatement of such financial statements. The restatement was necessitated by an error in determining the fair value of one of the Company's trust-preferred pooled securities, which was included in the Company's available-for-sale securities. The error was due to inaccurate pricing information from the third party entities that provide this information to the Company.

Subsequent to the filing of the Form 8-K, the Company entered into discussions with the staff of the Securities and Exchange Commission regarding the impairment of this security. As a result of these discussions, on May 13, 2008, the Audit Committee, upon the recommendation of management, concluded that the impairment of the security as of December 31, 2008, was "other than temporary" due to the severity and duration of the decline in the security's fair value. As such, the Audit Committee and management of the Company concluded that, in addition to the financial statements referred to in the previous paragraph, the Company's Consolidated Statements of Income and Consolidated Statements of Cash Flows for the three- and six-month periods ended December 31, 2007 also should no longer be relied upon. The Company has restated these financial statements, as well as the financial statements referred to in the previous paragraph, in a amended Form 10-Q that was filed with the Securities and Exchange Commission contemporaneously with the filing of this Form 8-K.

The Audit Committee discussed the matters described in this Current Report on Form 8-K with the Company's independent accountant.

Item 8.01. Other Events.

Also in the Form 8-K filed by the Company on February 25, 2008, the Company disclosed its intent to file with the Office of Thrift Supervision ("OTS") the Company's plan to comply with certain OTS regulatory guidelines related to limits on certain investment securities in the Company's investment portfolio. On May 15, 2008, the Company filed the plan. In the plan, the Company seeks OTS approval to allow the Company to retain such investment securities in its

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investment portfolio, notwithstanding the regulatory guidelines. There can be no assurance that the Company will obtain the approval. Any future directive by the OTS to sell such securities could have a material adverse effect on the Company's earnings and stockholders' equity.

Item 9.01. Financial Statements and Exhibits

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits: The following exhibit is being furnished herewith:

    Exhibit No.         Exhibit Description
    -----------         -------------------
         99.1           Press release of First Federal Bankshares, Inc.
                        dated May 16, 2008.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                           FIRST FEDERAL BANKSHARES, INC.

DATE:  May 16, 2008                   By:  /s/Michael W. Dosland
                                           ---------------------
                                           Michael W. Dosland
                                           President and Chief Executive Officer